Exhibit 3.2

B Y E—L A W S

of

COSAN LIMITED

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of COSAN LIMITED as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory Meeting of the above Company on the 30 April 2007 and as amended by Written Resolution of the Shareholder on 30 July 2007

Director

I N D E X

i

25.	DIRECTORS' INTERESTS	45

26.	POWERS AND DUTIES OF THE BOARD	46

27.	FEES, GRATUITIES AND PENSIONS	47

28.	DELEGATION OF THE BOARD'S POWERS	48

29.	PROCEEDINGS OF THE BOARD	49

30.	OFFICERS	51

31.	MINUTES	52

32.	SECRETARY AND RESIDENT REPRESENTATIVE	52

33.	THE SEAL	52

34.	DIVIDENDS AND OTHER PAYMENTS	53

35.	RESERVES	55

36.	CAPITALISATION OF PROFITS	55

37.	RECORD DATES	56

38.	ACCOUNTING RECORDS	57

39.	AUDIT	57

40.	SERVICE OF NOTICES AND OTHER DOCUMENTS	58

41.	DESTRUCTION OF DOCUMENTS	60

42.	UNTRACED SHAREHOLDERS	60

43.	WINDING UP	61

44.	INDEMNITY AND INSURANCE	61

45.	AMENDMENT OR ALTERATION OF BYE-LAWS	63

46.	CONTINUATION	64

47.	AMALGAMATION	64

48.	SPECIFIED TRANSACTIONS INVOLVING INTERESTED SHAREHOLDERS	64

49.	TAG-ALONG RIGHTS	73

50.	NON-COMPETITION PROVISION APPLICABLE TO BRAZIL	75

ii

B Y E—L A W S

of

COSAN LIMITED

INTERPRETATION

1.	Interpretation

1.1	In these Bye-Laws, unless the context otherwise requires:

“Affiliate”, or a person “affiliated” with a specified person, means a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

“Bermuda” means the Islands of Bermuda;

“Board” means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Capital Shares” means all the authorised shares in the capital of the Company;

“Class A Shares” means the class A common shares, par value US$ 0.01 each, of the Company;

“Class B Series 1 Shares” means the class B series 1 common shares, par value US$ 0.01 each, of the Company (but comprising part of the same class of shares as the Class B Series 2 Shares);

“Class B Series 2 Shares” means the class B series 2 common shares, par value US$ 0.01 each, of the Company (but comprising part of the same class of shares as the Class B Series 1 Shares);

“Class B Series 1 Holder” means any Person who holds Class B Series 1 Shares;

“Class B Series 2 Holder” means any Person who holds Class B Series 2 Shares;

“Class B Shares” means, collectively, the Class B Series 1 Shares and the Class B Series 2 Shares.

“Common Shares” means all the authorised Class A and Class B common shares in the capital of the Company from time to time;

“Company” means the company incorporated in Bermuda under the name of COSAN LIMITED on 30 April 2007;

“Control” means (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to the Company or any other Person, except expressly otherwise mentioned in these Bye-Laws, the power, directly or indirectly to direct or cause the direction of the business, management or policies of the Company or such other person, whether through the ownership of Voting Shares, by agreement or otherwise; provided, however, that the direct ownership of more than fifty percent (50%) of the aggregate voting power of the Voting Shares or such other Person shall be deemed to be Control;

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários);

“Director” means such person or persons as shall be appointed to the Board from time to time pursuant to these Bye-Laws;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations);

“Group of Persons” means any group of Persons, acting in concert (whether by written agreement or otherwise);

“Immediate Family Member” means any (i) spouse, (ii) child or (iii) grandchild of Rubens Ometto Silveira Mello or any one or more other Persons all of whose beneficial owners (at all times when such Person or Persons owns Class B Series 1 Shares) are Persons described in clauses (i) through (iii) above;

“Incapacitation Event” means the determination by sixty-six and two-thirds percent (66-2/3%) of the Board of Directors based on the medical determination of two internationally-recognized certified physicians that the Original Class B Series 1 Holder is mentally incapacitated on a permanent basis;

“Indemnified Person” means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his or her heirs, executors and administrators;

“Independent Directors” means Directors who qualify as “independent” under the rules promulgated by (1) the U.S. Securities and Exchange Commission under the Exchange Act and (2) by the New York Stock Exchange or such other relevant stock exchange where the Company is so listed;

“Initial Offering” means the initial public offering of Class A Shares of the Company;

“Liens” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien;

“Officer” means a person appointed by the Board pursuant to these Bye-Laws and shall not include an auditor of the Company;

“Offering Date” means the date of consummation of the Initial Offering;

“Original Class B Series 1 Holder” means Rubens Ometto Silveira Mello, or Aguassanta Participações S.A., or Usina Costa Pinto S.A. Açúcar e Álcool, as the case may be, which are both indirectly controlled by Rubens Ometto Silveira Mello and as of 30 April 2007 held all of Class B Series 1 Shares;

“paid up” means paid up or credited as paid up;

“Permitted Entity” means any trust, corporation, partnership, or limited liability company, so long as such Person meets the requirements of the exception set forth in Bye-Law 3.4.5(2) applicable to such Person;

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other organization or entity;

“Register” means the Register of Shareholders of the Company and, except in Bye-Law 10, includes any branch register;

“Registered Office” means the registered office for the time being of the Company;

“Resident Representative” means (if any) the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

“Resolution” means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” includes a joint, temporary, assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“share” means share in the capital of the Company and includes a fraction of a share;

“Shareholder” means a shareholder or member of the Company, provided that, for the purposes of Bye-Law 43, it shall also include any holder of notes, debentures or bonds issued by the Company;

“Specified Place” means the place, if any, specified in the notice of any meeting of the shareholders, or adjourned meeting of the shareholders, at which the chairman of the meeting shall preside;

“Subsidiary” and “Holding Company” have the same meanings as in Section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

“these Bye-Laws” means these Bye-Laws in their present form or as from time to time amended;

“Transfer” has the meaning specified in Bye-Law 3.4;

“Voting Control” means the power (whether exclusive or shared) to vote or direct the voting of shares whether by proxy, voting agreement or otherwise;

“Voting Shares” means all Capital Shares which by their terms may carry the right the vote on all matters submitted to Shareholders of the Company generally.

1.2	For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative is present.

1.3	Words importing only the singular number include the plural number and vice versa.

1.4	Words importing only the masculine gender include the feminine and neuter genders, respectively.

1.5	Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

1.6	A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.7	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

1.8	A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.9	A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.10

A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

1.11	In these Bye-Laws:

1.11.1	powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

1.11.2	the word “Board” in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the ease may be, to whom the power in question has been delegated;

1.11.3	no power of delegation shall be limited by any other power of delegation or by the exercise of any other power of delegation, except where expressly provided by the terms of such delegation; and

1.11.4	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

REGISTERED OFFICE

2.	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL AND SHARES

3.	Rights of Shares

3.1	The authorised share capital of the Company at the date of adoption of these Bye-Laws is US$11,888,863.60, divided into 1,000,000,000 Class A Shares of par value US$0.01 each and 188,886,360 Class B Shares or par value US$0.01 each. The Class B Shares are, in turn, divided into two series (but comprising part of the same class of shares), as follows: 96,332,044 Class B Series 1 Shares of par value US$0.01 each, and 92,554,316 Class B Series 2 Shares of par value US$0.01 each.

3.2	Class A Shares

The Class A Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

3.2.1	as regards dividends:

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Class A Shares, Class B Series 1 Shares and Class B Series 2 Shares in respect of their holdings of such shares pari passu and pro rata to the number of Class A Shares, Class B Series 1 Shares and Class B Series 2 Shares held by each of them, respectively;

3.2.2	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of Class A Shares, Class B Series 1 Shares and Class B Series 2 Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Class A Shares, Class B Series 1 Shares and Class B Series 2 Shares pari passu and pro rata to the number of Class A Shares, Class B Series 1 Shares and Class B Series 2 Shares held by each of them, respectively;

3.2.3	as regards voting in general meetings:

the holders of the Class A Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; and every holder of Class A Shares present in person or by proxy shall on a poll have one (1) vote for each Class A Share held by him.

3.2.4	The Class A Shares shall not be convertible into any other shares of the Company’s authorised share capital.

3.3	Class B Shares

The Class B Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

3.3.1	as regards dividends:

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the

Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of Class A Shares and Class B Shares in respect of their holdings of such shares pari passu and pro rata to the number of Class A Shares and Class B Shares held by each of them, respectively;

3.3.2	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of Class A Shares and Class B Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of the Class A Shares and Class B Shares pari passu and pro rata to the number of the Class A Shares and Class B Shares held by each of them, respectively;

3.3.3	as regards voting in general meetings:

the holders of the Class B Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Class B Shares present in person or by proxy shall on a poll have ten (10) votes for each Class B Share held by him.

3.4	Conversion of Class B Shares

As used in this Bye-Law 3.4, the following term shall have the following meaning:

“Transfer” means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a Class B Share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” also includes, without limitation, the transfer of, or entering into a binding agreement with respect to, dispositive power or Voting Control over a Class B Share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Bye-Law 3.4:

(a) the granting of a proxy to any Person or corporation in respect of some or all of his shares for any general meeting of the Shareholders which he is unable to attend, pursuant to Bye-Law 22;

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with any other holders of Class B Shares that (A) is disclosed, to the extent required under the Exchange Act and Brazilian law, in a Schedule 13D or, if available, 13G report filed with the U.S. Securities and Exchange Commission (and any equivalent report filed with the CVM) and in writing to the Secretary of the Company, (B) either has a term not exceeding one (1) year or is terminable by the holders of such Class B Shares at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holders of Class B Shares other than the mutual promise to vote shares in a designated manner;

(c) the pledge or some other valid security interest of Class B Shares by a holder of Class B Shares that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the holder of Class B Shares continues to exercise sole dispositive power and exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such Class B Shares or other similar action by the pledgee shall constitute a “Transfer”; or

(d) any Transfer pursuant to Bye-Laws 3.4.5(1) or (2).

3.4.1	each Class B Share shall be convertible into one (1) fully paid and nonassessable Class A Share at the option of the holder of such Class B Share at any time upon written notice to the transfer agent of the Company;

3.4.2	each Class B Share converted into a Class A Share pursuant to this Bye-Law 3 shall not be reissued as a Class B Share and shall be cancelled;

3.4.3	each Class B Share shall automatically, without any further action, convert into one (1) fully paid and nonassessable Class A Share (i) if the aggregate outstanding Class B Series 1 Shares represent less than forty-five percent (45%) of the Company’s voting power in respect of the issued and outstanding share capital in the Company or (ii) upon a Transfer of the control of such Class B Share.

3.4.4	each Class B Series 2 Share shall automatically, without any further action, convert into one fully paid and nonassessable Class A Share in the event that all of the Class B Series 1 Shares are converted into Class A Shares in accordance with Bye-Laws 3.4.1 and 3.4.3.

3.4.5	Notwithstanding clause (ii) of Bye-Law 3.4.3, a Transfer set forth Bye-Laws 3.4.5.(1) or (2) (a), (b), (c), (d) or (e) below shall not result in automatic conversion of any Class B Series 1 Share into one Class A Share:

(1) following the death of the Original Class B Series 1 Holder or an Incapacitation Event, from the Original Class B Series 1 Holder to any Immediate Family Member or group of Immediate Family Members;

(2) by any Class B Series 1 Holder to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Series 1 Holder and/or any other Permitted Entity established by or for such Class B Series 1 Holder:

(a) a trust for the benefit of the Original Class B Series 1 Holder or, following the death of the Original Class B Series 1 Holder or an Incapacitation Event, Immediate Family Members and for the benefit of no other Person, so long as such Original Class B Series 1 Holder or such Immediate Family Members (individually or in the aggregate), as applicable, has sole dispositive power and exclusive Voting Control with respect to the Class B Series 1 Shares held by such trust; provided, however, that in the event the Original Class B Series 1 Holder or such Immediate Family Members are no longer the beneficiaries of such trust, each Class B Series 1 Share then held by such trust shall automatically convert into one (1) fully paid and nonassessable Class A Share;

(b) a trust for the benefit of Persons other than such Original Class B Series 1 Holder or, following the death of the Original Class B Series 1 Holder or an Incapacitation Event, Immediate Family Members, so long as such Original Class B Series 1 Holder or such Immediate Family Members (individually or in the aggregate), as applicable, has sole dispositive power and exclusive Voting Control with respect to the Class B Series 1 Shares held by such trust; provided, however, that in the event such Original Class B Series 1 Holder or such Immediate Family Members (individually or in the aggregate) no longer has sole dispositive power and exclusive Voting Control with respect to the Class B Series 1 Shares held by such trust, each Class B Series 1 Share then held by such trust shall automatically convert into one (1) fully paid and nonassessable Class A Share;

(c) a corporation in which the Original Class B Series 1 Holder or, following the death of the Original Class B Series 1 Holder or an Incapacitation Event, Immediate Family Members (individually or in the aggregate), directly or indirectly through one or more Permitted Entities, retain sole dispositive power and exclusive Voting Control with respect to such corporation and the Class B Series 1 Shares held by such corporation; provided, however, that in the event such Original Class B Series 1 Holder or such Immediate Family Members (individually or in the aggregate) no longer retains sole dispositive power and exclusive Voting Control with respect to such corporation and the Class B Series 1 Shares held by such corporation, each Class B Series 1 Share then held by such corporation shall automatically convert into one (1) fully paid and nonassessable Class A Share;

(d) a partnership in which the Original Class B Series 1 Holder or, following the death of the Original Class B Series 1 Holder or an Incapacitation Event, Immediate Family Members (individually or in the aggregate), directly or indirectly through one or more Permitted Entities, owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Series 1 Holder to retain sole dispositive power and exclusive Voting Control with respect to such partnership and the Class B Series 1 Shares held by such partnership; provided, however, that in the event such Original Class B Series 1 Holder or such Immediate Family Members (individually or in the aggregate) no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Series 1 Holder to retain sole dispositive power and exclusive Voting Control with respect to such partnership and the Class B Series 1 Shares held by such partnership, each Class B Series 1 Share then held by such partnership shall automatically convert into one (1) fully paid and nonassessable Class A Share; or

(e) a limited liability company in which the Original Class B Series 1 Holder or, following the death of the Original Class B Series 1 Holder or an Incapacitation Event, Immediate Family Members, directly or indirectly through one or more Permitted Entities, owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Series 1 Holder to retain sole dispositive power and exclusive Voting Control with respect to such limited liability company and the Class B Series 1 Shares held by such limited liability company; provided, however, that in the event such Original Class B Series 1 Holder or such Immediate Family Members (individually or in the aggregate) no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Series 1 Holder to retain sole dispositive power and exclusive Voting Control with respect to such limited liability company and the Class B Series 1 Shares held by such limited liability company, each Class B Series 1 Share then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable Class A Share;

3.4.6

The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class B Shares to Class A Shares and the general administration of the Company’s share structure, including the issuance of share certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of Class B Shares furnish affidavits or other proof to the Company as it deems necessary to verify the ownership of Class B

Shares and to confirm that a conversion to Class A Shares has not occurred. A determination by the majority of the Independent Directors of the Company that a Transfer results in a conversion of Class B Shares to Class A Shares shall be conclusive.

3.4.7	In the event of a conversion of Class B Shares to Class A Shares pursuant to this Bye-Law 3.4, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Shares to Class A Shares, all rights of the holder of Class B Shares shall cease and the Person or Persons in whose names or names the certificate or certificates representing the Class A Shares are to be issued shall be treated for all purposes as having become the recordholder or holders of Class A Shares. Class B Shares that are converted into Class A Shares as provided in this Bye-Law 3.4 shall be retired and cancelled and may not be reissued.

3.4.8	No Class B Series 1 Shares may be held by any Person other than Rubens Ometto Silveira Mello, any Immediate Family Member or any Permitted Entity. No Class B Series 2 Share may be held by any Person other than the original holder of such Class B Series 2 Share. In the event of any Transfer of a Class B Series 2 Share to a Person other than the original holder of such Class B Series 2 Share, such Class B Series 2 Share shall automatically, without any further action, convert into one (1) fully paid and nonassessable Class A share. No Class B Series 2 Holder can Transfer his or her Class B Series 2 Shares for three (3) years immediately following of the Initial Offering unless each and every Class B Series 2 Share beneficially owned by him or her is Transferred in a single transaction or series of simultaneous transaction.

3.5	Special Events Requiring Independent Director Approval

3.5.1	In the event of a Transfer of Class B Series 1 Shares to Immediate Family Members pursuant to Bye-Law 3.4.5(1) following the death or an Incapacitation Event of the Original Class B Series 1 Holder, or in the case of the death or an Incapacitation Event without any such Transfer to Immediate Family Members, the following events shall be subject to approval by a majority of the then Independent Directors of the Company, so long as Class B Shares remain issued and outstanding, in addition to any other approval of Shareholders or Directors required or provided for by the Companies Acts or these Bye-Laws:

(a) the appointment of the chief executive officer of the Company or any subsidiary of the Company (including successors thereof);

(b) any changes to the core business strategy of the Company or any subsidiary of the Company;

(c) any changes in the name or corporate purpose of the Company or any subsidiary of the Company;

(d) any amendments to any rights of the holders of the Class B Series 1 Shares;

(e) any recapitalization, stock-split, combination, reclassification or similar action affecting equity interests in the Company or any subsidiary of the Company;

(f) the redemption, capital reduction or other acquisition for value of any shares of equity interests in the Company or any subsidiary of the Company;

(g) any transaction or series of transactions resulting in a spin-off, delisting, merger, amalgamation, reorganization or combination of or by the Company or any subsidiary of the Company with, or any acquisition of, another Person involving an amount in excess of US$250,000,000;

(h) any sale, lease, assignment, transfer or other disposition of assets of the Company or any of its subsidiaries valued in the aggregate, in excess of US$250,000,000;

(i) any voluntary liquidation, reorganization, dissolution or winding-up of, or a voluntary filing for bankruptcy protection, by the Company or any subsidiary of the Company;

(j) the approval of the limit of compensation of members of the Board of Directors or executive officers of the Company or any subsidiary of the Company;

(k) the making of any investment in excess of US$250,000,000 by the Company other than investments in the ordinary course of business;

(l) the entering into any joint venture, partnership or any similar arrangement by the Company other than in its ordinary course of business;

(m) any related-party transactions;

(n) the incurrence of any Liens on properties of the Company or any subsidiary of the Company valued, in the aggregate, in excess of US$250,000,000;

(o) the amendment of the provisions of any of the foregoing actions or events; and

(p) the agreement by the Company to, or otherwise commitment to take, any of the foregoing actions.

3.6	Subdivision or Combinations

Subject to approval of the Company’s Shareholders required under these Bye-Laws, if the Company in any manner subdivides or combines the outstanding shares of the Company of any class of common shares, the outstanding shares of the other classes and series of common shares of the Company shall be subdivided or combined in the same manner.

3.7	Undesignated Shares

Subject to Bye-Law 15, the Company may create additional classes, series or types of shares (other than the Common Shares) by Resolution. The rights attaching to any such other class, series or type of shares of the Company (the “Undesignated Shares”), subject to these Bye-Laws generally and to Bye-Law 3.4 in particular, shall be as follows:

3.7.1	each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

3.7.2	the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

3.7.3	the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

3.7.4	the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

3.8	Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares subject to the affirmative vote of a majority of the Board of Directors and a majority of the holders of the Class A Shares and Class B Shares voting as a separate class by Resolution (including any preference shares created pursuant to Bye-Law 3.7) which:

3.8.1	are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;

3.8.2	are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

3.9	The terms and manner of the redemption of any redeemable shares created pursuant to Bye-Law 3.7 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either:

3.9.1	as the Shareholders may by Resolution determine; or

3.9.2	insofar as the Shareholders do not by any Resolution determine, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

3.10	The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 3.7 may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

3.11	Subject to the foregoing and to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

3.12

The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

3.13	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), to be held as treasury shares, upon such terms as the Board may in its discretion determine; provided that such acquisition is effected in accordance with the provisions of the Companies Acts; provided, further, that any such repurchase shall be made through transactions on the New York Stock Exchange or other stock exchange on which the shares to be repurchased are traded and that notice of the repurchase is given to Shareholders. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

4.	Modification of Rights

4.1

Subject to the Companies Acts, (1) all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated only with the consent in writing of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the aggregate voting power of the Voting Shares and not less than seventy-five percent (75%) of the aggregate voting power of the issued shares of the class whose rights shall be altered or abrogated and (2) all or any of the special rights for the time being attached to any series of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated only with the consent in writing of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the aggregate voting power of the Voting Shares and not less than seventy-five percent (75%) of the aggregate voting power of the issued shares of the series whose rights shall be altered or abrogated. In the case of any separate general meeting called for any such purpose, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more Persons holding or representing by proxy one-third aggregate voting power of the shares of the relevant class or series, that every holder of shares of the relevant class or series shall be entitled on a poll when voting as a class or series to one vote for every such share held by him and that any holder of shares of the relevant class or series present in person or by proxy may demand a poll; provided, however, that if the Company or a class or series of shares shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

4.2	For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class or series of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

4.2.1	the creation or issue of further shares ranking pari passu with them;

4.2.2	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

4.2.3	the purchase or redemption by the Company of any of its own shares.

5.	Shares

5.1	Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such Persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

5.3	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5.4

Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

5.5	Except as ordered by a court of competent jurisdiction or as required by law, no Person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6.	Certificates

6.1	No share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board deems fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several Persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may deem fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his or her office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

6.4	Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and the Board shall have power to implement any arrangements which it may deem fit for such evidencing and/or transfer which accord with those regulations.

7.	Lien

7.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other Person, for all the debts and liabilities of such Shareholder or his or her estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any Person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his or her estate and any other Person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

7.2	The Company may sell, in such manner as the Board may deem fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

7.3	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the Person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some Person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he or she shall not be bound to see to the application of the purchase money, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

7.4

7.4.1	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

7.4.1.1	the death of such Shareholder;

7.4.1.2	the non-payment of any income tax or other tax by such Shareholder;

7.4.1.3	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his or her estate; or

7.4.1.4	any other act or thing;

7.4.2	in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

7.4.2.1	the Company shall be fully indemnified by such Shareholder or his or her executor or administrator from all liability;

7.4.2.2	the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of fifteen percent (15%) per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

7.4.2.3	the Company may recover as a debt due from such Shareholder or his or her executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

7.4.2.4	the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Shareholder or his or her executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

7.5	Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his or her estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

8.	Calls on Shares

8.1	The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him or her at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his or her shares. A call may be revoked or postponed as the Board may determine.

8.2	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4	If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the Person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

8.5	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.6	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

9.	Forfeiture of Shares

9.1	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

9.2	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable shall be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

9.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

9.4	When any share has been forfeited, notice of the forfeiture shall be served upon the Person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

9.5	A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the Person who was, before forfeiture, the holder thereof or entitled thereto or to any other Person upon such terms and in such manner as the Board shall deem fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may deem fit.

9.6	A Person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him or her to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

9.7	An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some Person to transfer the share to the Person to whom the same is sold, re-allotted or disposed of, and he or she shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

10.	Register of Shareholders

10.1	The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may deem fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

10.2	The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.5.

REGISTER OF DIRECTORS AND OFFICERS

11.	Register of Directors and Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda on every working day.

TRANSFER OF SHARES

12.	Transfer of Shares

12.1	Subject to the Companies Acts and to the provisions of these Bye-Laws relating to the transfer restrictions set forth in Bye-Laws 3 and 4, any Shareholder may transfer all or any of his or her shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

12.2	The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company; provided, however, that any transfers of beneficial ownership of Class B Series 1 Shares or Class B Series 2 Shares not registered with the Company shall be null and void. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

12.2.1	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

12.2.2	the instrument of transfer is in respect of only one class of share,

12.2.3	the instrument of transfer is in favour of less than five (5) Persons jointly; and

12.2.4	it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

12.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

12.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

12.5	A fee to be determined by the Board shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

13.	Transmission of Shares

13.1

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he or she was sole holder, shall be the only person recognised by the Company as having any title to his or her shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him or her solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the Person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such

Person, such other Person as the Board may in its absolute discretion determine to be the Person recognised by the Company for the purpose of this Bye-Law.

13.2	Any Person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his or her entitlement, either be registered himself or herself as the holder of the share or elect to have some Person nominated by him or her registered as the transferee thereof. If the Person so becoming entitled elects to be registered himself or herself, he or she shall deliver or send to the Company a notice in writing signed by him or her stating that he or she so elects. If he or she shall elect to have his or her nominee registered, he or she shall signify his or her election by signing an instrument of transfer of such share in favour of his or her nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

13.3	A Person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his or her entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he or she shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he or she shall have become registered as the holder thereof. However, an estate representative shall be entitled to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he or she shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or herself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

13.5	Notwithstanding Bye-Laws 13.1, 13.2, 13.3 and 13.4 or any other provisions of these Bye-Laws to contrary, the transmission of shares upon death of a Class B Series 1 Holder shall be subject to the provisions of these Bye-Laws relating to the conversion of Class B Series 1 Shares (as set forth in Bye-Law 3.4).

SHARE CAPITAL

14.	Increase of Capital

14.1	The Company may from time to time increase its authorised share capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

14.1.1	The Company may from time to time issue new shares and increase its share capital, subject to the authorised share capital set forth in Bye-Law 3.1, with the approval of the majority of the Board.

14.2	The Company shall, by the Resolution increasing the capital, direct that the new shares shall be offered in the first instance to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively at a price and on other terms and conditions no less favorable than proposed to be offered to other Persons; provided, however, that such right may be waived by (1) a majority of the Board in the case of an increase of the capital by means of an offering or (2) a majority of the Independent Directors in any circumstance.

14.3	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

15.	Alteration of Capital

15.1	Subject to these Bye-Laws, the Company may from time to time by Resolution:

15.1.1	divide its shares into several classes, or divide shares of any class into several series, and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

15.1.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

15.1.4	make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any Person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

15.1.6	change the currency denomination of its share capital;

15.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it deems expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some Person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

15.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

16.	Reduction of Capital

16.1	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

16.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, or of a reduction of part only of a series of shares, those shares to be affected and provided that any such reduction shall be subject to (i) the approval of holders representing more than forty-five percent (45%) of the aggregate voting power of the Voting Shares and (ii) not less than seventy five percent (75%) of the issued shares of the class or series whose rights shall be altered or abrogated.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17.	General Meetings and Resolutions in Writing

17.1	The Chairman of the Board or the Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Chairman of the Board or the Board shall appoint. The Chairman of the Board or the Board may, whenever it deems fit, and shall, when requisitioned by shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings, which shall be called Special General Meetings, at such time and place as the Board may appoint.

17.2	Except in the case of the removal of auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of the Shareholders of any class or, if applicable, series of shares in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

17.3	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

17.4	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any Person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

17.5	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

17.6	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the Shareholders of the relevant class or, if applicable, series of shares, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

18.	Notice of General Meetings

18.1	An Annual General Meeting shall be called by the Board of Directors not less than ten (10) clear days’ notice in writing and a Special General Meeting shall be called by not less than ten (10) clear days notice in writing. The notice shall specify the place, day and time of the meeting, (including any satellite meeting place arranged for the purposes of Bye-Law 19) and, the nature of the business to be considered. Notice of every general meeting shall be given by the Board of Directors in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or her or it. Notwithstanding anything to the contrary herein, an Annual General Meeting or Special General meeting may be called on notice shorter than ten (10) clear days’, to the extent permitted by Bermuda law.

18.2	So long as the Company has acted in good faith, the accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any Person entitled to receive such notice shall not invalidate the proceedings at that meeting.

18.3	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

18.4	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

19.	General Meetings at More than One Place

19.1	The provisions of this Bye-Law shall apply if any general meeting is convened at or adjourned to more than one place.

19.2	The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation in a satellite meeting at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

19.2.1	communicate simultaneously and instantaneously with the Persons present at the other meeting place or places, whether by use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

19.2.2	have access to all documents which are required by the Companies Acts and these Bye-Laws to be made available at the meeting.

19.3	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the Specified Place. If it appears to the chairman of the general meeting that the facilities at the Specified Place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

19.4	The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such satellite meeting (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

19.5	If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given in the manner required by Bye-Law 18.

20.	Proceedings at General Meetings

20.1	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Except as otherwise provided by these Bye-Laws, at least two (2) Shareholders present in person or by proxy and entitled to vote representing the holders of more than forty-five percent (45%) of the aggregate voting power of the Voting Shares shall be a quorum for all purposes; provided, however, that if the Company or the Shareholders of a class or, if applicable, series of shares shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

20.2	If within fifteen (15) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of more than forty-five percent (45%) of the aggregate voting power of the Voting Shares shall be a quorum, provided that if the Company or the Shareholders of a class or, if applicable, series of shares shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than ten (10) clear days’ notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of more than thirty percent (30%) of the aggregate voting power of the Voting Shares shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

20.3

A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all Persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such Person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the Persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

20.4	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or to the Shareholders of any class or, if applicable, series of shares if:

20.4.1	it is proposed by or at the direction of the Board; or

20.4.2	it is proposed at the direction of the Court; or

20.4.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts; or

20.4.4	the chairman of the meeting in his or her absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

20.5	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his or her absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

20.6	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

20.7	The Resident Representative, if any, upon giving the notice referred to in Bye-Law 18.1 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

20.8	The Chairman (or President) or, in his or her absence, the Vice Chairman (or Vice-President), shall preside as chairman at every general meeting.

If there is no such Chairman or Vice Chairman (or President or Vice-President), or if at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he or she shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

20.9	The chairman of the meeting may, with the consent by resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or without a date) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or without a date) if, in his or her opinion, it would facilitate the conduct of the business of the meeting to do so or if he or she is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least ten (10) clear days’ notice shall be given of the adjourned meeting. Except as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

21.	Voting

21.1	Except where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

21.2	Subject to Bye-Law 37.2 and to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Class A Holder present in person or by proxy shall be entitled to one (1) vote per Class A share held by him or her, each Class B Series 1 Holder present in person or by proxy shall be entitled to ten (10) votes per Class B Series 1 share held by him or her and each Class B Series 2 Holder present in person or by proxy shall be entitled to ten (10) votes per Class B Series 2 share held by him or her on any question to be decided on a show of hands.

21.3	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of

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electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

21.3.1	the chairman of the meeting; or

21.3.2	at least three (3) Shareholders present in person or represented by proxy; or

21.3.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the aggregate voting power of the Voting Shares; or

21.3.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

21.4	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

21.5	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

21.6	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scruitneers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

21.7	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

21.8	On a poll, votes may be cast either personally or by proxy.

21.9	A person entitled to more than one vote on a poll need not use all his or her votes or cast all the votes he or she uses in the same way.

21.10	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

21.11	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

21.12	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his or her receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

21.13	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him or her in respect of shares in the Company have been paid.

21.14	If:

21.14.1	any objection shall be raised to the qualification of any voter; or,

21.14.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

21.14.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

22.	Proxies and Corporate Representatives

22.1	A Shareholder may appoint one or more persons as his or her proxy, with or without the power of substitution, to represent him or her and vote on his or her behalf in respect of all or some only of his or her shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

22.2	A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he or she represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

22.3

Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

22.4	Subject to Bye-Law 22.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) as is specified in the notice covering the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

22.5	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it deems fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy deems fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

22.6

A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

22.7	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it deems fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

23.	Election Of Directors

23.1	At the adoption of these Bye-Laws on 30 July 2007, the Board consists of the following persons:

Rubens Ometto Silveira Mello

Marcus Vinicios Pratini de Moraes

Paulo Sérgio de Oliveira Diniz

Teo Joo Kim

Marcos Marinho Lutz

Pedro Isamu Mizutani

George E. Pataki

Marcelo de Souza Scarcela Portela

José Alexandre Scheinkman

23.2	Teo Joo Kim, George E. Pataki and José Alexandre Scheinkman are each designated as a Class I Director; Marcus Vinicios Pratini de Moraes, Marcos Marinho Lutz and Marcelo de Souza Scarcela Portela are each designated as a Class II Director; and Rubens Ometto Silveira Mello, Paulo Sérgio de Oliveira Diniz and Pedro Isamu Mizutani are each designated as a Class III Director for the purposes of these Bye-Laws. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in Bye-Laws 23.4, 23.5 and 23.6. Each Director shall be designated as either a Class I, Class II or Class III Director. The Board shall from time to time by resolution determine the respective numbers of Class I Directors, Class II Directors and Class III Directors; provided, however, that at least forty percent (40%) of the Directors shall at all times be Independent Directors and, in the event of a Transfer of Class B Series 1 Shares to Immediate Family Members pursuant to Bye-Law 3.4.5(1) at least sixty percent (60%) of the Directors shall at all times be Independent Directors.

23.3	Upon resignation or termination of office of any Director, if a new Director shall be appointed to the Board he or she shall be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he or she replaces.

23.4	Each Class I Director shall (unless his or her office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2008 and subsequently shall (unless his or her office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the Class I Directors together were last appointed or re-elected.

23.5	Each Class II Director shall (unless his or her office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2009 and subsequently shall (unless his or her office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the Class II Directors together were last appointed or re-elected.

23.6	Each Class III Director shall (unless his or her office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the Annual General Meeting of the Company held in the calendar year 2010 and subsequently shall (unless his or her office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the Class III Directors together were last appointed or re-elected.

23.7	Any Director retiring at an Annual General Meeting shall be eligible for re-election and shall retain office until the close of the meeting at which he or she retires or (if earlier) until a Resolution is passed at that meeting not to fill the vacancy or the resolution to re-elect him or her is put to a vote at the meeting and is lost.

23.8	If the Company, at the meeting at which a Director (of any class) retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-elected unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

23.9	No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:

23.9.1	he or she is recommended by the Board; or

23.9.2	in the case of an Annual General Meeting, not later than ninety (90) days before the first anniversary of the last Annual General Meeting, or ten days after the notice of the Annual General Meeting at which the directors shall be elected, whichever is earlier, a notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director:

23.9.2.1	the name, age, business address and residence address of such person;

23.9.2.2	the principal occupation or employment of such person;

23.9.2.3	the class, series and number of shares of the Company which are beneficially owned by such person;

23.9.2.4	particulars which would, if he or she were so elected, be required to be included in the Company’s register of Directors and Officers; and

23.9.2.5	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the rules and regulations of the U.S. Securities and Exchange Commission under Section 14 of the Exchange Act, together with notice executed by such person of his or her willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any special general meeting.

23.10	Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate Resolution. Subject to Bye-Law 23.3, the Resolution appointing any Director must designate the Director as a Class I, Class II or Class III Director.

23.11	All Directors, upon election or appointment, except upon re-election or re-appointment at an Annual General Meeting, must provide written acceptance of their election or appointment, in such form as the Board may deem fit, by notice in writing to the Registered Office within thirty (30) days of their election or appointment.

23.12	The number of Directors shall be not less than five (5) and not more than eleven (11) or such number in excess thereof as the Board by resolution may from time to time determine. Any one or more vacancies in the Board not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time, subject to Bye-Laws 23.1, 23.2 and 23.3, to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he or she shall vacate office at the conclusion thereof.

23.13	Directors shall be nominated for election by a majority of the Directors then in office and elected by a majority of the aggregate voting power of the Voting Shares.

24.	Resignation and Disqualification of Directors

24.1	The office of a Director shall be vacated upon the happening of any of the following events:

24.1.1	if he or she resigns his or her office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

24.1.2	if he or she becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his or her office is vacated;

24.1.3	if he or she becomes bankrupt under the laws of any country or compounds with his or her creditors;

24.1.4	if he or she is prohibited by law from being a Director;

24.1.5	if he or she ceases to be a Director by virtue of the Companies Acts or these Bye-Laws or is removed from office pursuant to these Bye-Laws;

24.1.6	if he or she shall for more than six (6) consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his or her office be vacated;

24.1.7	if he or she is requested to resign for cause by the affirmative vote of a majority of Shareholder votes cast at a general meeting at which quorum is present, provided that notice is given to the Director of the Shareholders’ general meeting convened to remove the Director;

24.1.8	if he or she is requested to resign without cause by a vote of the holders of a majority of the aggregate voting power of the Voting Shares, provided that notice, containing a summary of the facts justifying the removal, of the general meeting is given to the Director not less than fourteen (14) days prior to the meeting convened to remove the Director; or

24.1.9	if he or she is requested to resign in writing by a majority of the other Directors then in office.

24.2	The provisions of Section 93 of the Companies Act 1981 of Bermuda shall not apply to the Company.

25.	Directors’ Interests

25.1	A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his or her office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

25.2	A Director may act by himself or herself or his or her firm in a professional capacity for the Company (otherwise than as auditor), and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.

25.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his or her office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it deems fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

25.4	So long as, where it is necessary, he or she declares the nature of his or her interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his or her office be accountable to the Company for any benefit which he or she derives from any office or employment to which these Bye-Laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-Laws allow him or her to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

25.5	A Director who has disclosed his or her interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may be counted in the quorum, but may not, at any meeting at which such transaction or arrangement is considered by the Board.

25.6	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he or she is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

25.7	For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he or she is the holder of or beneficially interested in twenty percent (20%) percent or more of any class of the equity share capital of any Person (or any Person through which his or her interest is derived) or of the voting rights available to members of the relevant Person with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and in which he or she has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a Person who is connected with a Director shall be treated as an interest of the Director.

26.	Powers and Duties of the Board

26.1

Subject to the provisions of the Companies Acts, these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

26.2	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

26.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

27.	Compensation, etc. of Directors

27.1	The ordinary compensation of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by Board and each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his or her reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his or her duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra compensation (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra compensation shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

27.2	In addition to its powers under Bye-Law 27.1 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

27.3	No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

28.	Delegation of the Board’s Powers

28.1	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may deem fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may deem fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

28.2	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 28.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it deems fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

28.3	When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Board shall appoint an Audit Committee and a Compensation Committee in accordance with the requirements of such stock exchange. The Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it deems fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

29.	Proceedings of the Board

29.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it deems fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

29.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

29.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 29.12, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

29.4	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

29.5	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

29.6	The Chairman (or President) or, in his or her absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every meeting of the Board. If there is no such Chairman or Deputy Chairman (or President or Vice-President), or if at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

29.7	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

29.8	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

29.9	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

29.10	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

29.11	The Shareholders may by Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

29.12	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of Bye-Law 25.5) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

29.13	If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his or her ruling in relation to any Director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution shall be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

30.	Officers

30.1	The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time, subject to Bye-Law 29.12. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Except as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

30.2	Any appointment of a Director to an executive office shall terminate if he or she ceases to be a Director but without prejudice to any rights or claims which he or she may have against the Company by reason of such cesser. A Director appointed to an executive office shall not ipso facto cease to be a Director if his or her appointment to such executive office terminates.

30.3	The compensation of any Director holding executive office for his or her services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his or her dependants on or after retirement or death, apart from membership or any such scheme or fund.

30.4	Except as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

31.	Minutes

31.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

31.1.1	all appointments of Officers made by the Board;

31.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

31.1.3	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

31.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 37.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

32.	Secretary and Resident Representative

32.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative shall be appointed by the Board at such remuneration (if any) and upon such terms as it may deem fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

32.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

33.	The Seal

33.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company,

which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

33.2	Any document required to be under seal or executed as a deed on behalf of the Company may be

33.2.1	executed under the Seal in accordance with these Bye-Laws; or

33.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

33.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

33.3.1	a Director; or

33.3.2	the Secretary; or

33.3.3	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

34.	Dividends and Other Payments

34.1	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the financial position and results of operations of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 36, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company on a semi-annual basis or on such other dates, whenever the financial position and results of operations of the Company, in the opinion of the Board, justifies such payment.

34.2	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

34.2.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

34.2.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

34.3	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

34.4	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

34.5	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

34.6	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

34.7

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it deems expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

35.	Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it deems proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time deem fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

36.	Capitalisation of Profits

36.1	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or the Shareholders holding any class or, if applicable, series of shares who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

36.2

Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it deems expedient and, in particular, may authorise any Person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any

Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any Person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

37.	Record Dates

37.1	Notwithstanding any other provisions of these Bye-Laws, the Company may fix by Resolution, or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the Persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than 60 days nor less than 10 days before the date of any such meetings.

37.2	In relation to any general meeting of the Company or of the meeting of the Shareholders of any class or, if applicable, series of shares or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

37.2.1	each Person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class or, if applicable, series, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or, if applicable, series, in relation to that meeting in respect of the shares, or the shares of the relevant class or series, registered in his or her name at the record date;

37.2.2	as regards any shares, or shares of the relevant class or, if applicable, series, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (“relevant shares”), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his or her proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his or her absolute discretion may determine; and

37.2.3	accordingly, except through his or her proxy pursuant to Bye-Law 37.2.2 above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or, if applicable, series, in respect of the relevant shares at that meeting.

37.3	The entry of the name of a Person in the Register as a record date holder shall be sufficient evidence of his or her appointment as proxy in respect of any relevant shares for the purposes of this Bye-Law 37, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

38.	Accounting Records

38.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

38.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board deems fit, and shall at all times be open to inspection by the Directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as shall enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

38.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report, shall be sent to each Person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

39.	Audit

Except and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law (including, without limitation, the Exchange Act) and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

40.	Service of Notices and Other Documents

40.1	Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 37.3) may be sent to, served on or delivered to any Shareholder by the Company

40.1.1	personally;

40.1.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his or her address as appearing in the Register;

40.1.3	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

40.1.4	by, where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

40.1.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in Bye-Laws 40.1.1, 40.1.2, 40.1.3 or 40.1.4, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

40.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

40.2.1	if sent by personal delivery, at the time of delivery;

40.2.2	if sent by post, forty-eight (48) hours after it was put in the post;

40.2.3	if sent by courier or facsimile, twenty-four (24) hours after sending;

40.2.4	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

40.2.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each Person becoming a Shareholder for the Company subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

40.3	If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each Person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

40.4	Except as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS

41.	Destruction of Documents

The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

41.1	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

41.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

41.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

42.	Untraced Shareholders

42.1	The Company shall be entitled to forfeit any dividend or other monies payable in respect of any shares of the Company; provided that during a period of six (6) years, no dividend in respect of those shares has been claimed.

42.2	The Company shall be entitled cease sending dividend warrants and checks by post or otherwise to a Shareholders if such instruments have been returned undelivered to, or left uncashed by, such Shareholder on at least two consecutive occasions, or, following one such occasion, reasonable inquiries have failed to establish the Shareholder’s new address, provided that this entitlement ceases if the Shareholder claims a dividend or cashes a dividend check or a warrant.

WINDING UP

43.	Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in cash or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes or, if applicable, series of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall deem fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

44.	Indemnity and Insurance

44.1	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including, without limitation, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his or her duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he or she has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election, provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

44.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

44.3	Every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his or her duties, in defending any proceedings, whether civil or criminal, in which judgement is given in his or her favour, or in which he or she is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

44.4	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the Person making such payment or effecting such discharge.

44.5	Each Shareholder and the Company agree to waive any claim or right of action he or she or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his or her duties with or for the Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

44.6	Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Bye-Laws shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if any allegation of fraud or dishonesty is proved against the Indemnified Person, provided that no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he or she has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

44.6.1	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

44.6.2	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

44.6.3	by a majority vote of the Shareholders.

44.7	Without prejudice to the provisions of this Bye-Law, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

AMENDMENT OR ALTERATION OF BYE-LAWS

45.	Amendment or Alteration of Bye-Laws

45.1	These Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by a majority of votes, except as provided by Bye-laws 45.2 and 45.3.

45.2	In the case of amendment, alteration or recision to Bye-Laws 1, 3, 4, 44, 45, 46, 47, 48 and 49 inclusive, the required resolutions must be approved by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors then in office and at least sixty-six and two-thirds percent (66-2/3%) of the Class A Shares and a majority of the Class B Shares then in issue entitled to vote on the Resolution, with each class voting separately as a class.

45.3	In the case of amendment, alteration or recision to the Bye-Laws 13.5, 14, 15, 23 and 24, must be approved by affirmative votes of a majority of the Directors then in office and a majority of both the Class A Shares and Class B Shares then in issue entitled to vote on the Resolution, with holders of each class voting separately as a class.

CONTINUATION

46.	Continuation

Subject to the Companies Acts, the Company may with the approval of:

46.1	the Board, by resolution adopted by a majority of Directors then in office, and

46.2	the Shareholders by resolution passed by a majority of votes cast at the general meeting,

approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

AMALGAMATION AND OTHER BUSINESS COMBINATIONS

47.	Amalgamation

Any resolution proposed for consideration at any general meeting to approve the amalgamation or other business combination of the Company with any other company (other than with a wholly-owned subsidiary), wherever incorporated, shall require the approval of:

47.1	the Board, by resolution adopted by a majority of Directors then in office; and

47.2	the Shareholders, by Resolution passed by a majority of votes cast at such general meeting of the Shareholders and the quorum for such meeting shall be that required in Bye-Law 20.1; or

47.3	if not approved by the Board, by Resolution passed by sixty-six and two-thirds percent (66-2/3%) of all votes attaching to all shares of the Company then in issue entitled to vote on the resolution.

SPECIFIED TRANSACTIONS INVOLVING INTERESTED

SHAREHOLDERS

48.	Specified Transactions Involving Interested Shareholders

48.1	As used in this Bye-Law 48, the following terms shall have the following meanings:

48.1.1	“Associate” means, when used to indicate a relationship with any Person:

48.1.1.1	any corporation or other Person (other than the Company or a majority owned subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

48.1.1.2	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity; and

48.1.1.3	any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its parents or subsidiaries.

48.1.2	A person shall be a “beneficial owner” of any Voting Shares:

48.1.2.1	which such person or any of its Affiliates beneficially owns, directly or indirectly;

48.1.2.2	which such person or any of its Affiliates has, directly or indirectly,

48.1.2.2.1	the right to dispose of (whether such rights is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

48.1.2.2.2	the right to vote pursuant of any agreement, arrangement or understanding; or

48.1.2.3	beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

For the purposes of determining whether a person is an Interested Shareholder pursuant to this Bye-Law 48, the number of Capital Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Bye-Law 48, but shall not include any other Capital Shares that may be issuable pursuant to an agreement arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

48.1.3	“Specified Transaction” means:

48.1.3.1	any merger, consolidation or amalgamation of the Company or any Subsidiary (as hereinafter defined) with any Interested Shareholder; or

48.1.3.2	any other company or other Person (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or amalgamation would be an Affiliate or Associates of an Interested Shareholder; or

48.1.3.3	any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder involving any assets, securities or commitments of the Company, any Subsidiary of the Company or any Interested Shareholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a Director, pursuant to which any Interested Shareholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Company, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of US$250,000,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than capital shares) or ten percent (10%) of the shareholders’ equity (in the case of transactions in Capital Shares) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year and consolidated balance sheet of such entity existing at the time the Shareholders of the Company would be required to approve or authorize the Specified Transactions involving the assets, securities and/or commitments constituting any Substantial Part; or

48.1.3.4	the adoption of any plan for the liquidation or dissolution of the Company or for the discontinuation into another jurisdiction, unless such plan is proposed or adopted independently of any Interested Shareholder; or

48.1.3.5	any reclassification of shares or other securities (including any reverse stock split), or recapitalization of the Company, or any merger, consolidation or amalgamation of the Company with any of its Subsidiaries or any other transaction that has the effect of increasing the proportionate share of any class or, if applicable, series of shares of the Company that is beneficially owned by an Interested Shareholder; or

48.1.3.6	any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing Bye-Laws 48.1.3.1 to 48.1.3.4 inclusive.

48.1.4	“Continuing Director” means any member of the Board while such person is a member of the Board who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

48.1.5	“Fair Market Value” means

48.1.5.1	in the case of cash, the amount of such cash;

48.1.5.2	in the case of shares, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share on the New York Stock Exchange Composite Tape, or, if such shares are not quoted on the New York Stock Exchange Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal U.S. securities exchange registered under the Exchange Act on which such stock is listed or, if such shares are not listed on any such U.S. exchange, the highest closing sale price with respect to such shares during the thirty (30)-day period immediately preceding the date in question on The Nasdaq Global Market or any major international securities exchange selected by a majority of Continuing Directors in good faith, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and

48.1.5.3	in the case of property other than cash or shares, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

48.1.6	“Interested Shareholder” means any person (other than the Company or any Subsidiary and other than any profit sharing, employee share ownership or other employee benefit plan of the

Company or any Subsidiary or any trustee of a fiduciary with respect to any such plan when acting in such capacity) who directly or indirectly:

48.1.6.1	is or has announced or publicly disclosed a plan or intention to become the beneficial owner of shares representing ten percent (10%) or more of the aggregate voting power of the Voting Shares.

48.1.6.2	is an Affiliate or Associate of the Company and at any time within the two (2)-year period immediately prior to the date in question was the beneficial owner of shares representing ten percent (10%) or more of the aggregate voting power of the Voting Shares.

48.1.7	“person” means any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Shares.

48.1.8	“Proposed Action” means a Specified Transaction or any proposal to amend, repeal or adopt any provision of these Bye-Laws inconsistent with this Bye-Law.

48.1.9	“Subsidiary” means any company, wherever organised, of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that, for the purposes of the definition of Interested Shareholder set forth in this Bye-Law, the term “Subsidiary” means only a company of which a majority of each class of equity security is beneficially owned by the Company.

48.2	In addition to any affirmative vote required by law or these Bye-Laws, and except as otherwise expressly provided in Bye-Law 48.3, a Specified Transaction with, or proposed by or on behalf of, any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the aggregate voting power of the Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by any Interested Shareholder or any Affiliate or Associate of such Interested Shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

48.3	The provisions of Bye-Law 48.2 shall not be applicable to any particular Specified Transaction, and such Specified Transaction shall require only such affirmative vote, if any, as is required by law or any other provision of the Bye-Laws of the Company, if all of the conditions specified in either of the following Bye-Laws 48.3.1 or 48.3.2 are met:

48.3.1	The Specified Transaction shall have been approved by a majority of the Continuing Directors.

48.3.2	All of the following conditions shall have been met:

48.3.2.1	the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Specified Transaction of consideration other than cash to be received per share by holders of Common Shares in such Specified Transaction shall be at least equal to the highest amount determined under Bye-Laws 48.3.2.1.1 and 48.3.2.1.2 below:

48.3.2.1.1	(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholders for beneficial ownership of Common Shares acquired by it (x) within the two (2)-year period immediately prior to the first public announcement of the proposed Specified Transaction (the “Announcement Date”) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in each case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Shares; and

48.3.2.1.2	the Fair Market Value per share of Common Shares on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher, in each case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Shares.

48.3.2.2	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Specified Transaction, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Shares, other than Common Shares, shall be at least equal to the highest amount determined under Bye-Laws 48.3.2.2.1, 48.3.2.2.2 and 48.3.2.2.3 below:

48.3.2.2.1	(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any such class or series of Capital Shares in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Shares (x) within the two (2) year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in each case as adjusted for any subsequent share split, share dividend, subdivision or reclassification with respect to such class or series of Capital Shares;

48.3.2.2.2	the Fair Market Value per share of such class or series of Capital Shares on the Announcement Date or on the Determination Date, whichever is higher, in each case as adjusted for any subsequent share split, subdivision or reclassification with respect to such class or series of Capital Shares; and

48.3.2.2.3	(if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company regardless of whether the Specified Transaction to be consummated constitutes such an event.

48.3.2.3	The consideration to be received by holders of a particular class or series of outstanding Capital Shares shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Shares. If the consideration so paid for shares of any class or series of Capital Shares varied as to form, the form of consideration for such class or series of Capital Shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Shares previously acquired by the Interested Shareholder.

48.3.2.4	After the Determination Date and prior to the consummation of such Specified Transaction;

48.3.2.4.1	except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Shares;

48.3.2.4.2	there shall have been no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Shares), except as approved by a majority of the Common Shares), except as approved by a majority of the Continuing Directors;

48.3.2.4.3	there shall have been an increase in the annual rate of dividends paid on the Common Shares as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

48.3.2.4.4	such Interested Shareholders shall not have become the beneficial owner of any additional Capital Shares except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that; after giving effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class or series of Capital Shares.

48.3.2.5	A proxy or information statement describing the proposed Specified Transaction and complying with the requirements of the Act shall be mailed to all Shareholders of the Company at least thirty (30) days prior to the consummation of such Specified Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Specified Transaction that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Specified Transaction from a financial point of view to the holders of the outstanding shares of Capital Shares other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Company.

48.3.2.6	Such Interested Shareholder shall not have any major change in the Company’s business or equity capital structure without the approval of a majority of the Continuing Directors.

The provisions of this Bye-Law 48.3.2 shall be required to be met with respect to every class or series of outstanding Capital Shares, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Shares.

48.4	In the event of any Specified Transaction in which the Company survives, the phrase “consideration other than cash to be received” as used in Bye-Laws 48.3.2.1 and 48.3.2.2 shall include the Common Shares and/or the shares of any other class or series of Capital Shares retained by the holders of such shares.

48.5	A majority of the Continuing Directors shall have power and duty to determine for the purpose of this Bye-Law, on the basis of information known to them after reasonable inquiry, all questions arising under this Bye-Law including, without limitation,

48.5.1	whether a person is an Interested Shareholder,

48.5.2	the number of shares of Capital Shares or other securities beneficially owned by any person,

48.5.3	whether a person is an Affiliate or Associate of another,

48.5.4	whether a Proposed Action is with, or proposed by, or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder,

48.5.5	whether the assets that are the subject of any Specified Transaction have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Specified Transaction has, an aggregate Fair Market Value of US$250,000,000 or more, and

48.5.6	whether the assets or securities that are the subject of any Specified Transaction constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Bye-Law.

48.6	Nothing contained in this Bye-Law 48 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

48.7	The fact that any Specified Transaction complies with the provisions of this Bye-Law 48 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board or any member thereof, to approve such Specified Transaction or recommend its adoption or approval to the Shareholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Specified Transaction.

48.8	A Proposed Action is presumed to have been proposed by, or on behalf of, an Interested Shareholder or a person who thereafter would become such if

48.8.1	after the Interested Shareholder became such, the Proposed Action is proposed following the election of any Director who with respect to such Interested Shareholder, would not qualify to serve as a Continuing Director or

48.8.2	such Interested Shareholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

48.9	Notwithstanding any other provisions of these Bye-Laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Bye-Laws), any proposal to amend, repeal or adopt any provision of these Bye-Laws inconsistent with this Bye-Law 48 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of not less than sixty-six percent and two-thirds percent (66-2/3%) of the aggregate voting power of the Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by such Interested Shareholder; provided, however, that this Bye-Law 48.9 shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of the Directors on the Board are persons who would be eligible to serve as Continuing Directors within the meaning of Bye-Law 48.1.7.

49.	Tag-Along Rights

49.1	Following the Offering Date, no Person or Group of Persons (other than a holder of Class B Series 1 Shares), may in one or a series of transactions acquire, directly or indirectly, the beneficial ownership of Class A Shares representing more than fifteen percent (15%) of the Company’s issued and outstanding Common Shares from any Person (“Specified Sale”), or otherwise acquire Control of the Company, unless the terms and conditions of such Specified Sale or series of Specified Sales include an offer by the acquiring Person or Group of Persons (“Offeror”) to the holders of all other Class A Shares, Class B Series 1 Shares and Class B Series 2 Shares (“Tag-Along Shareholders”) to acquire, at the option of each applicable Shareholder, all or any part of the respective shares owned by such Shareholder (“Tag-Along Tender Offer”). The Tag-Along Tender Offer price per share shall be equivalent to the greater of (1) the highest price per share paid by the Offeror to acquire any such Class A Shares representing fifteen (15%) of the Company’s issued and outstanding Common Shares or Control, as applicable and (2) a price determined based on a appraisal report. The appraisal report shall be prepared in accordance with one or more of the following criteria, at the discretion of the Board: (i) Shareholders’ equity at book value; (ii) Shareholders’ equity at market value; (iii) discounted cash flow; (iv) comparison of multiples; and (v) market price as determined by its quotation in the securities market. The valuation report shall be prepared by an independent expert appointed by the Independent Directors. The Tag-Along Tender Offer shall be launched promptly after the closing of the Specified Sale and be completed within sixty (60) days after the consummation of the Specified Sale or series of Specified Sales. In the event that the Tag-Along Tender Offer is not completed within such period, the holder or holders of the shares acquired in the Specified Sale shall not be entitled to vote such shares and the Company shall be entitled to compel such holder or holders to sell such shares to unaffiliated persons deemed acceptable by a majority of the Board at the lower of (1) the lowest acquisition price for the Class A Shares and (2) the then prevailing market price on the New York Stock Exchange on such other stock exchange which constitutes the principal market for the Class A Shares on a date selected by the Board that is not more than ten (10) trading days on such Exchange or exchange following the expiration of such sixty (60)-day period. The Tag-Along Tender Offer shall be conducted, to the extent not inconsistent with these Bye-Laws, in accordance with the rules and regulations applicable in each of the jurisdictions where the shares (including deposit any shares or other beneficial interests representing shares) are traded or listed, including the rules and regulations of the relevant stock exchanges and securities regulatory authorities, and such procedures as may be reasonably specified by the Board.

49.2

For purposes of this Bye Law 49, a Person or Group of Persons shall be deemed to have acquired Class A Shares at the level of more than fifteen percent (15%) of the Company’s issued and outstanding Common Shares

(as referred to in Bye Law 49.1) only by means of one or a series of transactions or other direct or indirect action or actions by such Person or Group of Persons, including without limitation, a repurchase or redemption, or cancellation, of Common Shares by the Company, any of its subsidiaries or any of its Affiliates.

50.	Non-Competition Provision Applicable to Brazil

50.1	Following the Offering Date, the Company shall operate and conduct business in Brazil exclusively through Cosan S.A. Indústria e Comércio and its subsidiaries, joint ventures and investments (existing as of the date hereof or established in the future) and shall not otherwise compete, directly or indirectly, with Cosan S.A. Indústria e Comércio in Brazil, or its subsidiaries, joint ventures and investments (so existing or future), unless approved by a majority of the Independent Directors.